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                                                                     EXHIBIT 5.1

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP


November 22, 2005

Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, Georgia 30076

            Re:   Ashton Woods USA L.L.C.
                  Ashton Woods Finance Co.
                  Registration Statement on Form S-4

Ladies and Gentlemen:

      This opinion is delivered in our capacity as counsel to Ashton Woods USA L.L.C., a Nevada limited liability company ("Ashton Woods"), Ashton Woods Finance Co., a Delaware corporation ("Finance", and together with Ashton Woods, "Issuers") and the subsidiaries of Ashton Woods named on Schedule I hereto (each, a "Guarantor" and collectively, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Issuers and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by Issuers of up to $125,000,000 aggregate principal amount of their 9.5% Senior Notes due 2015 (the "New Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the New Notes.

      The New Notes and the Guarantees will be issued under an indenture, dated as of September 21, 2005 (the "Indenture") among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The New Notes and Guarantees will be offered by the Issuers in exchange for $125,000,000 aggregate principal amount of their outstanding 9.5% Senior Notes due 2015 and the related guarantees of those notes.

      As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

      (i) the Registration Statement;

      (ii) the Indenture;

      (iii) the Notes;

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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
November 22, 2005
Page 2

      (iv) the Guarantees;

      (v) the certificate of incorporation of Finance and the bylaws of Finance as presently in effect as certified by the Secretary of Finance as of the date hereof (collectively, the "Finance Charter Documents");

      (vi) the formation and governance documents of Ashton Atlanta Residential, L.L.C., a Guarantor formed as a Georgia limited liability company (the "Georgia Guarantor") presently in effect as certified by the Secretary of the Georgia Guarantor as of the date hereof;

      (vii) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Finance under the laws of the State of Delaware as of November 22, 2005;

      (viii) a certificate of the Secretary of State of Georgia as to the existence of the Georgia Guarantor under the laws of the State of Georgia; and

      (ix) resolutions adopted by Finance's and the Georgia Guarantor's board of directors (or equivalent governing body), certified by the respective Secretaries of Finance and the Georgia Guarantor, relating to the execution and delivery of, and the performance by Finance and the Georgia Guarantor of their respective obligations under, the Transaction Documents.

      In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      The Notes, the Guarantees and the Indenture are referred to herein, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents".

      In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Issuers and the Guarantors); (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Issuers and the Guarantors); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents are authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Issuers and the Guarantors), enforceable against such parties (other than the Issuers and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Issuers and the

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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
November 22, 2005
Page 3

Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

      In addition, in rendering the opinions expressed below, we have relied solely (without independent investigation) upon the opinions of the below listed law firms to establish: (i) that Ashton Woods and each of the Guarantors other than the Georgia Guarantor (the "Non-Georgia Guarantors") is validly existing under the laws of its respective jurisdiction of incorporation or organization;
(ii) that the execution, delivery and performance by Ashton Woods and each of the Non-Georgia Guarantors will not violate the certificate or articles of incorporation or certificate of formation or bylaws, operating agreement or partnership agreement, as applicable, of Ashton Woods and each such Non-Georgia Guarantor; and (iii) that the execution, delivery and performance by Ashton Woods and each of the Non-Georgia Guarantors will not violate the laws of the jurisdiction of Ashton Woods' or such Non-Georgia Guarantor's organization or other applicable laws (excepting the laws of the States of Georgia and New York and the Federal laws of the United States). Opinions relied upon in accordance with the foregoing, each of which is attached as an exhibit to the Registration Statement, are the following: (i) Legal Opinion of Lionel, Sawyer & Collins, regarding Ashton Woods and those Guarantors incorporated under the laws of the State of Nevada; (ii) Legal Opinion of Hagan & Parsons, P.C., regarding those Guarantors organized under the laws of the State of Texas; (iii) Legal Opinion of Akerman Senterfitt, regarding those Guarantors organized under the laws of the State of Florida; (iv) Legal Opinion of Holley, Albertson & Polk, P.C., regarding that Guarantor incorporated under the laws of the State of Colorado; and (v) Legal Opinion of Fennemore Craig, P.C., regarding that Guarantor incorporated under the laws of the State of Arizona.

      Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

      1. When the New Notes have been duly authenticated by U.S. Bank National Association, in its capacity as Trustee, and duly executed and delivered on behalf of the Issuers as contemplated by the Registration Statement, the New Notes will be legally issued and will constitute valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

      2. When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly endorsed on the New Notes, the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

      Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
November 22, 2005
Page 4

      We are members of the Bar of the States of New York and Georgia, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the States of New York and Georgia and the Delaware General Corporation Law (including, with respect to the Delaware General Corporation Law all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such law).

      This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

      We hereby consent to being named as counsel to the Issuers and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                     Very truly yours,
                                     /s/ Paul, Hastings, Janofsky & Walker LLP

                                     Paul, Hastings, Janofsky & Walker LLP

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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
November 22, 2005
Page 5

                                   SCHEDULE I

                                                       STATE OF
                                                     INCORPORATION/
                          NAME                         FORMATION
Ashton Woods Construction LLC                             AZ
Ashton Woods Corporate, LLC                               NV
Ashton Orlando Residential L.L.C.                         NV
Ashton Woods Arizona L.L.C.                               NV
Ashton Tampa Residential, LLC                             NV
Ashton Denver Residential, LLC                            NV
Ashton Woods Florida L.L.C.                               NV
Ashton Woods Butler L.L.C.                                NV
Ashton Woods Lakeside L.L.C.                              NV
Canyon Realty L.L.C.                                      TX
Ashton Dallas Residential L.L.C.                          TX
Ashton Houston Residential L.L.C.                         TX
Ashton Houston Development LLC                            TX
Ashton Brookstone, Inc.                                   TX
Black Amber Florida, Inc.                                 FL
Ashton Burden, LLC                                        FL
Ashton Woods Orlando Limited Partnership                  FL
Isleworth West Limited Partnership                        FL
Pinery Joint Venture                                      CO
Ashton Atlanta Residential, L.L.C.                        GA